Exhibit 10.81

Dated 8 March 2006

CHAUCER SYNDICATES LIMITED	(1)

KILN PLC	(2)

KILN UNDERWRITING LIMITED	(3)

SCPIE UNDERWRITING LIMITED	(4)

SCPIE HOLDINGS INC	(5)

TERMINATION AGREEMENT

in relation to the Reinsurance to Close

Administration and Management

Agreement dated 18 December 2003

Contents

Clause		Page
1	Definitions and interpretation	3

2	Termination	3

3	Further Agreement	3

4	Counterparts	4

5	Miscellaneous	4

6	Agent for Service	4

7	Governing Law	5

THIS AGREEMENT is dated March 8, 2006 and is made BETWEEN:

(1)	CHAUCER SYNDICATES LIMITED a company registered in England under No. 184915 whose registered office is at 9 Devonshire Square, Cutlers Gardens, London EC2M 4WL (“CSL”);

(2)	KILN PLC a company registered in England under No. 2949032 whose registered office is at 106 Fenchurch Street, London EC3M 5NR (“Kiln”);

(3)	KILN UNDERWRITING LIMITED a company registered in England under No. 02938183 whose registered office is at 106 Fenchurch Street, London EC3M 5NR (“KUL”);

(4)	SCPIE UNDERWRITING LIMITED a company registered in England under No. 04052789 whose registered office is at 6th Floor, No.1 Minster Court, Mincing Lane, London, EC3R 7AA (“SUL”); and

(5)	SCPIE HOLDINGS INC a company domiciled in Delaware whose corporate office is at 1888 Century Park East, Suite 800, Los Angeles, CA 90067-1712 (“SCPIE”).

WHEREAS:

(A)	CSL, Kiln, KUL, SUL and SCPIE (together the “Parties”) are parties to a Reinsurance to Close Administration and Management Agreement made on 18 December 2003 (the “December 2003 Agreement”).

(B)	The Parties wish to terminate the December 2003 Agreement with effect from the date hereof.

NOW IT IS HEREBY AGREED as follows:

1	Definitions and interpretation

1.1	In this Agreement terms defined in the December 2003 Agreement shall bear the same meanings in this Agreement unless the context otherwise requires.

1.2	In this Agreement “RITC Statement” means the statement attached at Appendix 1.

1.3	In this Agreement unless the context otherwise requires:

1.3.1	references to a clause or Appendix are to a clause of or Appendix to this Agreement;

1.3.2	any reference to the singular includes a reference to the plural and vice versa; and

1.3.3	the descriptive headings to clauses of this Agreement are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement.

2	Termination

2.1	With effect from the date hereof the Parties agree that the December 2003 Agreement be and is hereby terminated.

2.2	The Parties agree that all rights, obligations and liabilities under the December 2003 Agreement shall be extinguished, and each of the Parties hereby waives any rights that may have accrued to it (whether or not by virtue of a breach of the December 2003 Agreement by any of the other Parties) and releases the other Parties from any and all liabilities and obligations under the December 2003 Agreement.

3	Further Agreement

3.1	KUL and SUL agree to the amount of the 2003 Premium as set out in the RITC Statement (and the proportions in which it is payable as specified in the RITC Statement) and acknowledge and agree that they shall have no right to serve a Disagreement Notice to CSL in respect of the RITC Statement.

3.2	The 2003 Premium shall be payable at the same time as the Closed Year Loss for the 2003 year of account falls due for settlement. CSL (in its capacity as managing agent of the Syndicate for the 2003 year of account and in its capacity as managing agent of the Reinsuring Syndicate for the 2004 year of account) shall procure the members of the Syndicate and the Reinsuring Syndicate (as the case may be) to execute an RITC contract in accordance with Lloyd’s Regulations.

3.3	SUL acknowledges and agrees with KUL and CSL that its proportion of the Closed Year Loss for the 2003 year of account Premium exceeds its Agreed Proportion by an amount equal to one million three hundred thousand pounds sterling (£1.3m) (the “Additional Payment”) and that:-

3.3.1	it is in SUL’s best interests to bear the full amount of the Additional Payment;

3.3.2	CSL is authorised to include the Additional Payment in SUL’s personal account for the 2003 year of account; and

3.3.3	the payment by SUL of the Additional Payment does not in any way represent or constitute a loan from SUL to KUL pursuant to clause 22(c) of the Premiums Trust Deed or otherwise.

3.4	CSL acknowledges and agrees that it shall procure that Additional Payment shall be applied to purchase stop loss reinsurance cover for the protection of the Reinsuring Syndicate.

3.5	SUL and SCPIE warrant to CSL that SUL has not participated or agreed to participate in any Syndicate at Lloyd’s for the 2004 to 2006 years of account (inclusive) and has not incurred any liabilities other than those that a corporate member at Lloyd’s would have incurred after it ceased to participate in any Syndicates. SUL undertakes to CSL that it shall not, and SCPIE undertakes to procure that SUL shall not, participate on any Syndicate at Lloyd’s for the 2006 or any subsequent year of account or incur any liabilities other from those that a corporate member of Lloyd’s would after it had ceased to participate on any Syndicates.

4	Counterparts

This Agreement may be entered into in the form of counterparts each executed by one or more of the Parties but, taken together, executed by all and, provided that all the Parties so enter the Agreement, each of the executed counterparts, when duly exchanged and delivered, shall be deemed to be an original, and, taken together, they shall constitute one instrument.

5	Miscellaneous

Each of the Parties hereto warrants to the others that it has obtained all corporate approvals and consents necessary to enter into and perform this Agreement and that this Agreement constitutes valid and binding obligations of each Party.

6	Agent for Service

6.1	SCPIE shall at all times maintain an agent for service of process in England. SCPIE appoints as that agent SUL c/o Le Boeuf, Lamb, Greene & MacRae LLP, 1 Minster Court, Mincing Lane, London, EC3R 7YL, Tel: +44 20 7459 5000, Fax: +44 20 7459 5099. Any claim form, writ, summons, judgment or other notice of legal process shall be sufficiently served on SCPIE if delivered to that agent at its address for the time being. SCPIE shall not revoke the authority of that agent. If for any reason any such agent no longer serves as agent of SCPIE to receive service of process, then SCPIE shall promptly appoint another such agent and immediately notify CSL of that appointment.

7	Governing Law

7.1	This Agreement, subject to clause 7.2, shall be governed by and construed in accordance with English Law and the Parties hereto hereby submit to the exclusive jurisdiction of the English Courts in respect of it.

7.2	Nothing in this clause 7 shall limit the right of CSL to take proceedings against SCPIE in connection with this Agreement in any other court of competent jurisdiction and SCPIE agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS whereof the Parties have entered into this Agreement the day and year first above written.

EXECUTED as a DEED by	)
CHAUCER SYNDICATES	)
LIMITED (for itself and in	)
its capacity as managing agent	)
of the Reinsuring Syndicate and	)
the Syndicate) acting by	)
two directors or one director and	)	/s/ Ken Curtis
the company secretary	)	Director

/s/ E.N. Noble
Director/Secretary

EXECUTED as a DEED by	)
KILN PLC acting by	)
two directors or one director and	)	/s/ Robert D. Chase
the company secretary	)	Director

/s/ Edward G. Creasy
Director/Secretary

EXECUTED as a DEED by	)
KILN UNDERWRITING	)
LIMITED acting by	)
two directors or one director and	)	/s/ Robert D. Chase
the company secretary	)	Director

/s/ Edward G. Creasy
Director/Secretary

EXECUTED as a DEED by	)
SCPIE UNDERWRITING	)
LIMITED acting by	)
two directors or one director and	)	/s/ Edward G. Marley
the company secretary	)	Director

/s/ Robert B. Tschudy
Director/Secretary

EXECUTED as a DEED by	)
SCPIE HOLDINGS INC	)
acting by	)
two directors or one director and	)	/s/ Donald J. Zuk
the company secretary	)	Director

/s/ Joseph P. Henkes
Director/Secretary

CHAUCER SYNDICATES LIMITED

SYNDICATE 1204

REINSURANCE TO CLOSE STATEMENT as at 31st DECEMBER 2005

	2000	2001	2002	2002 & prior	2003 pure year	2003 & prior
Gross future premiums	-38	-381	470	52	736	787
Future R/I premiums	-82	1	119	38	104	142
R/I bad debt premium offset	0	0	0	0	0	0
Net future premiums	44	-382	351	14	632	646
Gross outstanding claims	5,384	6,185	3,402	14,971	2,242	17,213
R/I recoverable on outstanding claims	2,793	184	1,025	4,002	533	4,535
R/I bad debt provision on outstanding claims	2	2	10	14	6	20
Net outstanding claims	2,593	6,003	2,387	10,983	1,715	12,698
Gross IBNR	3,410	5,054	7,999	16,462	11,980	28,442
R/I recoverable on IBNR	1,766	260	2,393	4,419	3,270	7,688
R/I bad debt provision on IBNR	1	3	32	36	46	83
Net IBNR	1,645	4,797	5,638	12,080	8,756	20,836
Claim handling fee					935	935
Closed year fee	0	0	0	0	3,381	3,381
Reinsurance to close	4,194	11,181	7,673	23,048	14,156	37,204

Memorandum only:
Additional management fee payable by SUL					1,250	1,250